UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On April 20, 2015, Echo Global Logistics, Inc. (“Echo” or the “Company”) entered into that certain Unit Purchase Agreement by and among Echo, Command Transportation, LLC (“Command”), the members of Command (collectively, the “Sellers”), Paul Loeb, as sellers’ representative (the “Sellers’ Representative”), and Paul Loeb, in his individual capacity (the “Purchase Agreement”).  Upon the terms and subject to the conditions set forth in the Purchase Agreement, Echo will acquire all of the outstanding membership units of Command from the Sellers (the “Command Acquisition”), resulting in Command becoming a wholly-owned subsidiary of Echo.

The purchase price for the Command Acquisition is approximately $420 million, subject to post-closing adjustments for working capital and cash. $15 million of the purchase price will be paid in the form of Echo common stock to be issued to the Sellers and $10 million will be paid in the form of Echo restricted common stock to be issued to certain employees of Command.  The number of shares of Echo common stock and restricted common stock to be issued in the aggregate in connection with the Command Acquisition will be determined by dividing $25 million by the volume weighted average price of Echo’s common stock on the NASDAQ Global Market for the twenty trading days ending on the third day prior to the closing.  The Echo common stock will be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), at the closing.

The Purchase Agreement contains customary representations and warranties, covenants and agreements.  In addition, Echo and the Sellers have agreed to indemnify each other for certain losses, and $25.2 million of the purchase price will be held in escrow to secure the Sellers’ indemnification obligations under the Purchase Agreement.

The Command Acquisition is expected to close in the second quarter of 2015, subject to satisfaction of customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Echo’s obligation to consummate the Command Acquisition is not subject to any condition related to the availability of financing.

The Purchase Agreement contains customary termination rights for Echo and the Sellers’ Representative.  Upon termination of the Purchase Agreement under certain specified circumstances, Echo may be required to pay the Sellers’ Representative a termination fee of $25.2 million.  The Purchase Agreement is subject to termination if the transaction is not completed before July 20, 2015.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Command or Echo. In particular, the representations, warranties and covenants contained in the Purchase Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were solely for the benefit of the parties to the Purchase Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing those matters as facts, and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Echo. Accordingly, investors should read the representations, warranties and covenants in the Purchase Agreement not in isolation but only in conjunction with the other information about Echo and its subsidiaries that Echo includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

In connection with the Purchase Agreement, Echo has entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC, PNC Bank, National Association, Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate) and Credit Suisse Securities (USA) LLC (collectively, the “Commitment Parties”).  The Commitment Letter provides that the Commitment Parties will commit to provide to Echo (i) a $200 million senior secured asset-based revolving credit facility, which will be secured on a first lien  priority basis on certain working capital assets and a second lien priority basis on certain fixed assets, and (ii) a $300 million senior secured term loan facility, which will be secured on a first lien priority basis on certain fixed assets and a second lien priority basis on certain working capital assets.

On April 21, 2015, Echo issued a press release announcing the Command Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.02                                           Results of Operations and Financial Condition.*

On April 21, 2015, Echo issued a press release announcing its financial results for its fiscal quarter ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.2.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                 On April 17, 2015, the Company’s Board of Directors (the “Board”) adopted an amendment (the “By-law Amendment”) to Section 2 of Article III of the Company’s Amended and Restated By-laws (as so amended, the “Amended By-laws”) to provide for a majority vote standard in uncontested elections of directors. As a result, in future uncontested elections of directors, each director of the Company will be elected by a majority of the votes cast by holders entitled to vote on elections of directors, assuming a quorum is present. An “uncontested election” for this purpose is an election of directors in which the number of nominees for director is equal to or less than the number of directors to be elected. Under the Amended By-laws, a director nominee in an uncontested director election will be elected only if the number of shares voted “for” the director nominee’s election exceeds the number of shares voted “against” the director nominee’s election, assuming a quorum is present. “Abstentions” and “broker non-votes” will not be counted as votes cast. In an uncontested election, an incumbent director or director nominee who does not receive more votes “for” his or her election than “against” will not be elected.

Pursuant to the Amended By-Laws, prior to each annual stockholders’ meeting, in any uncontested director election, the director nominees shall submit a contingent resignation in writing to the Chairman of the Nominating and Corporate Governance Committee (the “Committee”). If any director nominee fails to receive a majority vote in an uncontested election, the Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

The Board will then consider the Committee’s recommendation, decide whether to accept or reject the resignation, or take such other recommended action, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. If the Board does not accept a director’s resignation under these provisions, the director will continue to serve until his or her successor is duly elected and qualified or until the director’s earlier death, other resignation, or removal. If a director’s resignation is accepted or, in an uncontested election, a nominee who is not an incumbent director is not elected, the Board may fill the resulting vacancy by the vote of a majority of the directors then in office or decrease the size of the Board.

Prior to the adoption of the By-law Amendment, the Company’s directors were elected by a plurality of the votes cast by holders of shares entitled to vote on the election of directors. In the case of any future contested elections of directors, directors will continue to be elected by the vote of a plurality of the votes cast on the election of directors. For purposes of the Amended By-laws, a “contested election” is an election of directors in which the number of nominees for director is greater than the number of directors to be elected. The date for determining if an election is contested or uncontested has been set at 14 days before the Company files its definitive proxy statement.  This procedure is intended to clarify whether directors will be elected under a majority or plurality standard prior to soliciting proxies.

The By-law Amendment became effective immediately upon its adoption by the Board on April 17, 2015. The foregoing description of the By-law Amendment is not complete and is qualified in its entirety by reference to the text of the By-law Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                          Exhibits:

Exhibit No.	Description
2.1

Unit Purchase Agreement, dated as of April 20, 2015, by and among Echo Global Logistics, Inc., Command Transportation, LLC, the members of Command Transportation, LLC, Paul Loeb, as sellers’ representative, and Paul Loeb, in his individual capacity.

3.1	Amendment to Amended and Restated By-laws.
99.1	Press Release dated April 21, 2015 relating to the Command Acquisition.

99.2*	Press Release dated April 21, 2015 relating to Echo’s financial results for the quarter ended March 31, 2015.

* The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: April 21, 2015	By:	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1

Unit Purchase Agreement, dated as of April 20, 2015, by and among Echo Global Logistics, Inc., Command Transportation, LLC, the members of Command Transportation, LLC, Paul Loeb, as sellers’ representative, and Paul Loeb, in his individual capacity.

3.1	Amendment to Amended and Restated By-laws.
99.1	Press Release dated April 21, 2015 relating to the Command Acquisition.
99.2*	Press Release dated April 21, 2015 relating to Echo’s financial results for the quarter ended March 31, 2015.

* The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.